Exhibit 10.1

NOTIONAL UNIT AWARD GRANT AGREEMENT

THIS NOTIONAL UNIT AWARD GRANT AGREEMENT (this “Agreement”), made as of the 30th day of November 2006, between Kraton Polymers LLC (the “Company”) and Nicholas G. Dekker (the “Participant’).

WHEREAS, pursuant to Section 4.02 of the Second Amended and Restated Limited Liability Company Operating Agreement of TJ Chemical Holdings LLC (the “TJ Chemical Operating Agreement”), each of the Voting Members of TJ Chemical Holdings LLC (“TJ Chemical’) has approved the grant of a Notional Unit award with a current notional value of $150,000 to the Participant pursuant to his employment agreement with the Company, dated October 6, 2006 (the “Employment Agreement”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Grant of a Notional Unit Award. Pursuant to, and subject to, the terms and conditions set forth herein, the Company hereby grants to the Participant an award (the “Award”) of Notional Units (“Notional Units”) with a current notional value of $150,000 based on the value of membership unit(s) of TJ Chemical. Each Notional Unit will be the equivalent of one notional membership unit of TJ Chemical.

2. Grant Date. The Grant Date of the Award hereby granted is October 6, 2006.

3. No Beneficial Ownership. The Participant shall not have any beneficial ownership in the notional membership units underlying the Notional Units and the grant of Notional Units shall represent an unsecured promise to deliver membership units of TJ Chemical (either directly or through membership units of KRATON Management LLC (“Management LLC’) on a future date.

4. Vesting Date. The Award shall vest as follows: Twenty percent of the Notional Units shall vest on each of the first five anniversaries of the Effective Date (as defined in the Employment Agreement), provided that the Participant remains employed with the Company through the applicable vesting date. Except as provided in the next succeeding sentence, upon termination of employment for any reason all unvested Notional Units shall immediately and automatically be forfeited. In the event of a Change in Control (as defined in the TJ Chemical 2004 Option Plan), if the Participant’s employment is terminated without Cause or for Good Reason (as those terms are defined in the Employment Agreement) during the two-year period immediately following the date of the Change in Control, all unvested Notional. Units shall become immediately vested.

5. Distribution of Membership Units. Distribution of membership units representing the portion of vested Notional Units shall occur as soon as practicable after the earlier of a Change in Control or termination of the Participant’s employment, provided that following a Change in Control, unvested Notional Units shall remain outstanding and continue to vest as provided above until the Participant’s employment terminates.

6. Limitations on Transfer of Membership Units; Termination of Employment. The Participant acknowledges that upon becoming a member of TJ Chemical or Management LLC, as applicable, the Participant will be subject to all the terms and conditions provided in the TJ Chemical Operating Agreement or the Limited Liability Company Operating Agreement of KRA TON Management LLC, as amended from time to time (the “Management LLC Operating Agreement”), (collectively, the “Operating Agreements” and each an “Operating Agreement’), as applicable, including all transfer restrictions, tag-along and drag-along rights and call rights provided therein.

7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Limitation on Transfer of Notional Units. Except as set forth in this Section 8, the Award shall be distributable only to the Participant. The Award shall not be assignable or transferable other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Participant may request authorization from the Company to assign his Award granted herein to a trust or custodianship, the beneficiaries of which may include only the Participant, the Participant’s spouse or the Participant’s lineal descendants (by blood or adoption), and, if the Company grants such authorization, the Participant may assign his rights accordingly. In the event of any such assignment, such trust or custodianship shall be subject to all the restrictions, obligations, and responsibilities as apply to the Participant under this Agreement and shall be entitled to all the rights of the Participant under this Agreement; provided that upon such assignment in accordance with this Section 8, all references in this Agreement shall be deemed to be replaced by a reference to the transferee of the A ward, except references to employment obligations or the termination thereof, which shall continue to be references to the Participant, including Sections 4 and 5.

9. Indemnification. The Participant agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Company, Management LLC and TJ Chemical and any member, director, officer, or employee thereof against any and all losses, liabilities, claims, damages, and expenses of any nature whatsoever (including attorneys’ fees and disbursements, judgments, fines and amounts paid in settlement) (collectively, “Losses”) arising out of or based upon any breach or failure by the Participant to comply with his obligations made herein. This Section 9 shall survive any termination or execution of this Agreement.

10. Representations.

10.1 Participant Representations. In addition to any representations made by the Participant in the applicable Operating Agreement, the Participant hereby represents and warrants to the Company, Management LLC and TJ Chemical that: (a) the Participant is aware that the applicable Operating Agreements provide significant restrictions on the ability of a Participant to sell, transfer, assign, mortgage, hypothecate, or otherwise encumber the membership units; (b) the Participant has duly executed and delivered this Agreement; and (c) the Participant’s authorization, execution, delivery, and performance of this Agreement do not conflict with any other agreement or arrangement to which the Participant is a party or by which it is bound.

10.2 Truth of Representations and Warranties. The Participant represents and warrants that all of his representations set forth in Section 10.1 of this Agreement are true and correct as of the date hereof.

11. Integration. This Agreement, and the other documents referred to herein or delivered pursuant hereto (including, without limitation, the Operating Agreements) which form a part hereof contain the entire understanding of the parties with respect to its subject matter and there are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth in such documents. This Agreement and the Operating Agreements supersede all prior agreements and understandings between the parties with respect to its subject matter.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions thereof governing conflict of laws.

14. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Operating Agreements. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board of Directors of the Company in respect of this Agreement shall be formal and conclusive.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and said Participant has hereunto signed this Grant Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement and the Operating Agreements as of the day and year first written above.

KRATON POLYMERS LLC

By: /s/ Joseph J. Waiter
Joseph J. Waiter, Vice President and General Counsel

NICHOLAS G. DEKKER

/s/ Nicholas G. Dekker

Address: 1600 Route de Coudoux

13410 Lambesc, France